Exhibit 99.1

enGene Appoints Lota S. Zoth, CPA, as Member of the Board of Directors

Boston, Mass. and Montreal, Canada, December 19, 2023 — enGene Holdings Inc. (“enGene,” Nasdaq: ENGN), a clinical-stage genetic medicines company whose lead program is in a pivotal study for BCG-unresponsive non-muscle invasive bladder cancer (NMIBC), today announced the appointment of Lota S. Zoth, CPA, as a member of the Board of Directors and Audit Committee Chair.

“The addition of Lota to our Board is another milestone in our progression as a public genetic medicines company, and we are fortunate to welcome her counsel and depth of experience as a leader,” said Jason D. Hanson, Chief Executive Officer of enGene. “Lota’s distinguished history of operational and financial leadership strengthens our Board of Directors, and we look forward to her perspective and insights as we advance our pivotal trial of EG-70 in NMIBC, as well as our mission to mainstream gene therapy for the benefit of underserved patients.”

Ms. Zoth has more than two decades of experience in senior financial and accounting roles, including as Senior Vice President and Chief Financial Officer of MedImmune, Inc. and Senior Vice President, Controller and Chief Accounting Officer of PSINet, Inc. She also spent nearly a decade with Ernst & Young leading auditing efforts for flagship clients. Ms. Zoth is an experienced Board of Directors member, having served in various roles at other companies, including Board Chair, Lead Independent Director, and Audit Committee Chair, as well as on Compensation, Transaction, Finance and Special Strategic Committees. She is currently serving on the Boards of the publicly traded companies Lumos Pharma, Inovio Pharmaceuticals, and 89 Bio. Her past Board experience includes Zymeworks, Spark Therapeutics, Aeras, Orexigen Therapeutics, Circassia Pharmaceuticals, Hyperion Therapeutics, and Ikaria.

“enGene is a truly differentiated company with a compelling vision, promising pipeline, and near-term potential to have a meaningful impact in the lives of patients living with BCG-unresponsive NMIBC,” said Ms. Zoth. “I am honored to join the Board of Directors and to serve as Audit Committee Chair to help build a successful future for enGene and patients in need.”

About enGene
enGene is a clinical-stage biotechnology company mainstreaming genetic medicines through the delivery of therapeutics to mucosal tissues and other organs, with the goal of creating new ways to address diseases with high clinical needs. enGene’s lead program is EG-70 for patients with non-muscle invasive bladder cancer (NMIBC) with carcinoma in situ (Cis) who are unresponsive or naïve to treatment with Bacillus Calmette-Guérin (BCG), a disease posing a high clinical burden. EG-70 is being evaluated in an ongoing Phase 2 pivotal study. EG-70 was developed using enGene’s proprietary Dually Derivatized Oligochitosan (DDX) platform, which enables penetration of mucosal tissues and delivery of a wide range of sizes and types of cargo, including DNA and various forms of RNA. enGene became a publicly traded company effective November 1, 2023, upon the completion of a business combination with Forbion European Acquisition Corporation, a special purpose acquisition company. For more information, visit enGene.com.

Forward-Looking Statements

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and “forward-looking information” within the meaning of Canadian securities laws (collectively, “forward-looking statements”).  enGene’s forward-looking statements include, but are not limited to, statements regarding enGene’s expectations, hopes, beliefs, intentions, goals, strategies, forecasts and projections. The words “anticipate”, “appear”, “approximate”, “believe”, “continue”, “could”, “estimate”, “expect”, “foresee”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “would”, and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about: enGene’s goal of mainstreaming gene therapy, enGene’s product pipeline and the near-term potential to have a meaningful impact in the lives of patients living with BCG-unresponsive NMIBC .

Many factors, risks, uncertainties and assumptions could cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, the Company’s ability to recruit and retain qualified scientific and management personnel, establish clinical trial sites and patient registration for clinical trials and acquire technologies complimentary to, or necessary for, its programs; the Company’s ability to address diseases with high clinical needs; the Company’s ability to retain commercial rights to EG-70 in the United States and commercialize EG-70 independently, while selectively partnering outside of the United States; the Company’s plans and ability to secure regulatory approval, to execute product development, manufacturing process development, preclinical and clinical development efforts successfully and on anticipated timelines; enGene’s ability to design mainstream gene therapy and bring genetic medicines to community clinics across the globe; and other risks and uncertainties detailed in filings with Canadian securities regulators on SEDAR+ and with the U.S. Securities and Exchange Commission (“SEC”) on EDGAR, including those described in the “Risk Factors” section of the Company’s Current Report on Form 8-K, filed with the SEC on October 31, 2023  (copies of which may be obtained at sedarplus.ca or www.sec.gov).

You should not place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. enGene anticipates that subsequent events and developments will cause enGene’s assessments to change. While enGene may elect to update these forward-looking statements at some point in the future, enGene specifically disclaims any obligation to do so, unless required by applicable law. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved.

Contact:

For further information: enGene, Inc. (media@engene.com).
For investor contact: investors@engene.com
For media contact: adam@scientPR.com